Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 28, 2021)

Interpublic Announces First Quarter 2021 Results

• Reported net revenue of $2.03 billion, an increase of 2.8% from a year ago, with organic net revenue growth of 1.9%
• Net income was $91.7 million as reported with first-quarter adjusted EBITA before restructuring of $265.9 million
• First quarter diluted EPS was $0.23 as reported, and was $0.45 as adjusted compared with $0.11 as adjusted in the first quarter of 2020
• Management highlights strategic and operating strengths, exceptional talent base, deep creative, data, martech and adtech capabilities
• With tone of business and visibility improved, and sustained public health and macro recovery, Company says it is positioned to deliver full-year 2021 organic growth of 5.0% to 6.0% and adjusted EBITA margin of approximately 15.5%

Philippe Krakowsky, CEO of IPG:

“We are pleased with results this quarter. Our strong start to the year reflects the quality of our talent, across the organization, and underscores the successful evolution of our offerings at a time of accelerating, transformational change. Our ability to create marketing and media solutions that bring together outstanding creativity with the benefits of technology, and an ethical approach to data management, positions us to address higher-order business opportunities. This combination was a key driver of growth during Q1. Further, our return to growth coupled with the benefits of strategic restructuring actions taken last year, and certain variable expenses that remain at very low levels, led to outstanding margin performance this quarter.”

“Supporting clients is a constant for us. We therefore remain focused on meeting their needs for integrated and collaborative teams that bring a range of expertise to bear to build brands and deliver business outcomes. Given that the pandemic is still with us, across the world, another top priority remains ensuring the health and well-being of our people. This includes a focus on equity and inclusion, as well as a long-term commitment across the ESG spectrum, including responsible data stewardship, digital media and brand safety practices.”

“Building on a strong start to the year, and predicated on the assumption that there will continue to be a reasonably steady course of global economic recovery, we believe that we can deliver organic growth for the full year in the range of 5% to 6%. With that level of performance, we would expect to achieve 2021 adjusted EBITA margin of approximately 15.5%. As such, we look forward to creating further value and opportunity for all of our stakeholders.”
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Summary

Revenue
•First quarter 2021 net revenue of $2.03 billion increased by 2.8% compared to $1.97 billion in the first quarter of 2020. During the quarter, our organic net revenue increase was 1.9%, which was comprised of a slight organic net revenue decrease of 0.2% in the U.S. and an increase of 6.3% internationally. First quarter 2021 total revenue, which includes billable expenses, was $2.26 billion, compared to $2.36 billion in 2020.

Operating Results
•Operating income in the first quarter of 2021 was $243.0 million, compared to $75.9 million in 2020. Adjusted EBITA before restructuring charges was $265.9 million in the first quarter of 2021, compared to adjusted EBITA of $97.2 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue was 13.1%, compared to adjusted EBITA margin of 4.9% in 2020.
•Restructuring charges of $1.3 million consist of adjustments to the Company's restructuring actions taken during 2020; there were no new restructuring actions in 2021.
•Refer to reconciliations on page 9 for further detail.

Net Results
•Income tax provision in the first quarter of 2021 was $23.8 million on income before income taxes of $116.4 million.
•First quarter 2021 net income available to IPG common stockholders was $91.7 million, resulting in earnings of $0.23 per basic and diluted share, compared to $0.01 per basic and diluted share for the same period in 2020. Adjusted earnings were $0.45 per diluted share, compared to adjusted earnings of $0.11 per diluted share a year ago. First quarter 2021 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.4 million, after-tax restructuring charges of $1.0 million, an after-tax loss of $11.8 million on the sales of businesses and an after-tax loss of $55.5 million on the early extinguishment of debt.
•Refer to reconciliations on pages 8 through 10 for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Results

Revenue
Net revenue of $2.03 billion in the first quarter of 2021 increased 2.8% compared with the same period in 2020. During the quarter, the effect of foreign currency translation was positive 1.5%, the impact of net dispositions was negative 0.6%, and the resulting organic net revenue increase was 1.9%. Total revenue, which includes billable expenses, was $2.26 billion in the first quarter of 2021, compared to $2.36 billion in 2020.

Operating Expenses
For the first quarter of 2021, total operating expenses, excluding billable expenses, decreased by 5.9%, compared to the net revenue increase of 2.8% for the same period.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, decreased to 68.7% in the first quarter of 2021 from 72.1% in the same period in 2020. Salaries and related expenses decreased 2.1% to $1.39 billion during the first quarter of 2021, compared to $1.42 billion for the same period in 2020. The decrease was primarily driven by reductions in base salaries, benefits and tax and severance expense, resulting from multiple initiatives taken in 2020 to align our expenses with changes in net revenue in response to the effects of the COVID-19 pandemic on economic conditions. The decreases were partially offset by increased incentive expense, primarily related to better-than-projected performance, and increased temporary help expenses.

Office and other direct expenses decreased as a percentage of net revenue to 14.4% during the first quarter of 2021, compared to 19.2% a year ago. In the first quarter of 2021, office and other direct expenses were $292.9 million, a decrease of 22.6% compared to the same period in 2020, mainly driven by lower travel and entertainment expenses, bad debt expense, and new business and promotion expenses. The decrease in office and other direct expenses was also largely due to savings on occupancy expense as a result of our real estate restructuring actions taken in 2020.

Selling, general and administrative expenses slightly increased as a percentage of net revenue to 1.4% during the first quarter of 2021, compared to 1.1% during the same period in 2020. In the first quarter of 2021, selling, general and administrative expenses were $28.2 million, an increase of 25.9% compared to the same period in 2020, primarily attributable to increases in professional fees and incentive expense, partially offset by decreased travel and entertainment expenses.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Depreciation and amortization as a percentage of net revenue decreased to 3.4% during the first quarter of 2021, compared to 3.7% a year ago. During the first quarter of 2021, depreciation and amortization was $69.2 million, a decrease of 4.9% compared to the same period in 2020.

Restructuring charges in the first quarter of 2021 were $1.3 million related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Non-Operating Results and Tax
Net interest expense increased by $8.6 million to $42.7 million in the first quarter of 2021 from a year ago, primarily attributable to increased cash interest expense from the issuance of $650 million in aggregate principal amount of 4.750% unsecured senior notes due 2030 in March 2020 as well as a decrease in interest income.

Other expense, net was $83.9 million in the first quarter of 2021, which included a pre-tax loss of $74.0 million related to the early extinguishment of debt.

The income tax provision in the first quarter of 2021 was $23.8 million on income before income taxes of $116.4 million. This compares to an income tax provision of $17.2 million for the first quarter of 2020 on income before income taxes of $20.0 million.

Balance Sheet
At March 31, 2021, cash and cash equivalents totaled $2.02 billion, compared to $2.51 billion at December 31, 2020 and $1.55 billion on March 31, 2020. Total debt was $3.45 billion at March 31, 2021, compared to $3.47 billion at December 31, 2020. On February 25, 2021, the Company issued $500.0 million aggregate principal amount of 2.400% unsecured senior notes due 2031 and $500.0 million aggregate principal amount of 3.375% unsecured senior notes due 2041. The net proceeds were used towards the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

Common Stock Dividend
During the first quarter of 2021, the Company declared and paid a common stock cash dividend of $0.270 per share, for a total of $109.1 million.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 8 to 10 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the novel coronavirus (COVID-19) pandemic and the measures to contain its spread, including social distancing efforts and restrictions on businesses, social activities and travel, any failure to realize anticipated benefits from the rollout of COVID-19 vaccination campaigns and the resulting impact on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-saving initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,027.7	$1,972.1	2.8%
Billable Expenses	229.3	387.7	(40.9)%
Total Revenue	2,257.0	2,359.8	(4.4)%

Operating Expenses:
Salaries and Related Expenses	1,393.1	1,422.8	2.1%
Office and Other Direct Expenses	292.9	378.2	22.6%
Billable Expenses	229.3	387.7	40.9%
Cost of Services	1,915.3	2,188.7	12.5%
Selling, General and Administrative Expenses	28.2	22.4	(25.9)%
Depreciation and Amortization	69.2	72.8	4.9%
Restructuring Charges	1.3	0.0	>(100)%
Total Operating Expenses	2,014.0	2,283.9	11.8%
Operating Income	243.0	75.9	>100%

Expenses and Other Income:
Interest Expense	(49.6)	(44.8)
Interest Income	6.9	10.7
Other Expense, Net	(83.9)	(21.8)
Total (Expenses) and Other Income	(126.6)	(55.9)

Income Before Income Taxes	116.4	20.0
Provision for Income Taxes	23.8	17.2
Income of Consolidated Companies	92.6	2.8
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(0.2)
Net Income	92.4	2.6
Net (Income) Loss Attributable to Noncontrolling Interests	(0.7)	2.1
Net Income Available to IPG Common Stockholders	$91.7	$4.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.23	$0.01
Diluted	$0.23	$0.01

Weighted-Average Number of Common Shares Outstanding:
Basic	391.5	387.7
Diluted	396.0	391.7

Dividends Declared Per Common Share	$0.270	$0.255

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Loss on Early Extinguishment of Debt[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[4]	$243.0	$(21.6)	$(1.3)			$265.9

Total (Expenses) and Other Income[5]	(126.6)			$(12.5)	$(74.0)	(40.1)
Income Before Income Taxes	116.4	(21.6)	(1.3)	(12.5)	(74.0)	225.8
Provision for Income Taxes	23.8	4.2	0.3	0.7	18.5	47.5
Equity in Net Loss of Unconsolidated Affiliates	(0.2)					(0.2)
Net Income Attributable to Noncontrolling Interests	(0.7)					(0.7)
Net Income Available to IPG Common Stockholders	$91.7	$(17.4)	$(1.0)	$(11.8)	$(55.5)	$177.4

Weighted-Average Number of Common Shares Outstanding - Basic	391.5					391.5
Dilutive effect of stock options and restricted shares	4.5					4.5
Weighted-Average Number of Common Shares Outstanding - Diluted	396.0					396.0

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$0.23	$(0.04)	$0.00	$(0.03)	$(0.14)	$0.45
Diluted	$0.23	$(0.04)	$0.00	$(0.03)	$(0.14)	$0.45

[1] Restructuring charges of $1.3 million in the first quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[3] Consists of a loss related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.
[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 9.
[5] Consists of non-operating expenses including interest expense, net and other expense, net.
[6] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2021	2020

Net Revenue	$2,027.7	$1,972.1

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$91.7	$4.7

Add Back:
Provision for Income Taxes	23.8	17.2
Subtract:
Total (Expenses) and Other Income	(126.6)	(55.9)
Equity in Net Loss of Unconsolidated Affiliates	(0.2)	(0.2)
Net (Income) Loss Attributable to Noncontrolling Interests	(0.7)	2.1
Operating Income	243.0	75.9

Add Back:
Amortization of Acquired Intangibles	21.6	21.3

Adjusted EBITA	$264.6	$97.2
Adjusted EBITA Margin on Net Revenue %	13.0%	4.9%

Restructuring Charges[1]	1.3	N/A

Adjusted EBITA before Restructuring Charges	$265.9	N/A
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	13.1%	N/A

[1] Restructuring charges of $1.3 in the first quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2020
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA[2]	$75.9	$(21.3)		$97.2

Total (Expenses) and Other Income[3]	(55.9)		$(23.3)	(32.6)
Income Before Income Taxes	20.0	(21.3)	(23.3)	64.6
Provision for Income Taxes	17.2	4.2	0.9	22.3
Equity in Net Loss of Unconsolidated Affiliates	(0.2)			(0.2)
Net Loss Attributable to Noncontrolling Interests	2.1			2.1
Net Income Available to IPG Common Stockholders	$4.7	$(17.1)	$(22.4)	$44.2

Weighted-Average Number of Common Shares Outstanding - Basic	387.7			387.7
Dilutive effect of stock options and restricted shares	4.0			4.0
Weighted-Average Number of Common Shares Outstanding - Diluted	391.7			391.7

Earnings per Share Available to IPG Common Stockholders[4]:
Basic	$0.01	$(0.04)	$(0.06)	$0.11
Diluted	$0.01	$(0.04)	$(0.06)	$0.11

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA on page 9.
[3] Consists of non-operating expenses including interest expense, net and other expense, net.
[4] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax